Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, T. Andrew Crockett, Chief Executive Officer of KalVista Pharmaceuticals, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

•

this Annual Report on Form 10-K of the Company for the year ended April 30, 2019 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 15, 2019By: /s/ T. Andrew Crockett

T. Andrew Crockett

Chief Executive Officer